UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 6, 2015

INTERPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

1-35267	75-1549797

(Commission File Number)	(IRS Employer Identification No.)

4240 International Parkway, Suite 105, Carrollton, Texas	75007

(Address of Principal Executive Offices)	(Zip Code)

(214) 654-5000 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 6, 2015, Interphase Corporation (“Interphase” or the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, Interphase shareholders voted on three proposals and cast their votes as described below. The proposals are described in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on April 6, 2015.

Proposal 1

An election of directors of the Company to serve until the next annual meeting for the Company was held. The following five individuals were elected as directors of the Company:

Nominee	Votes For	Votes Withheld	Non-votes	Uncast
Gregory B. Kalush	4,105,976	487,837	2,919,886	0
Mark D. Kemp	4,161,856	431,957	2,919,886	0
Michael J. Myers	4,161,356	432,457	2,919,886	0
Kenneth V. Spenser	4,161,356	432,457	2,919,886	0
Christopher B. Strunk	4,161,306	432,507	2,919,886	0

There were no abstentions on this matter.

Proposal 2

The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015 was approved based upon the following votes:

Votes For	Votes Against	Votes Abstained	Non-votes	Uncast
7,089,376	421,047	3,276	0	0

Proposal 3

The proposal to approve, on an advisory basis, named executive officer compensation was approved based upon the following votes:

Votes For	Votes Against	Votes Abstained	Non-votes	Uncast
4,152,438	292,175	149,200	2,919,886	0

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s presentation material used during the Annual Meeting is attached hereto as Exhibit 99.1. These slides should be reviewed in conjunction with the audio recording which is available on the Company’s website at www.iphase.com. The information in this report (including the exhibit attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

   Exhibit 99.1 – Interphase Corporation Presentation Slides.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

	By:	/s/ Thomas N. Tipton Jr.
Date: May 7, 2014	Title: Chief Financial Officer, Secretary
Vice President of Finance and Treasurer